                          SECOND SUPPLEMENTAL INDENTURE



                                     between



                             SUMMIT SECURITIES, INC.



                                       and



                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee







                            Dated as of March 1, 2001

           Relating to an issue of Investment Certificates, Series B-1

     THIS SECOND SUPPLEMENTAL INDENTURE (the "Second Supplement"), dated as of March 1, 2001 in entered into by and between Summit Securities, Inc., an Idaho corporation (hereinafter called "Summit" or the "Company"), having its principal office at 601 W. First Avenue, Spokane, Washington 99201, and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America, formerly known as First Trust National Association (hereinafter, the "Trustee"), having offices at 1420 5th Avenue, 7th Floor, Seattle, Washington 98101, and is supplemental to an Indenture dated as of November 15, 1990 (the "Base Indenture") and the First Supplement thereto, dated as of December 31, 1997 (together with the Base Indenture and the Second Supplement, the "Indenture") between the Company and the Trustee, as successor to West One Bank, Idaho, N.A., the prior trustee.

                             RECITALS OF THE COMPANY

     The Company previously executed and delivered to the Trustee the Indenture that provides for the issuance in one or more series of the Company's Investment Certificates (hereinafter called the "Certificates"), in accordance with the Indenture. The initial series of Certificates issued under the Indenture is known as the Company's Investment Certificates, Series A, limited to the aggregate principal amount of $20,000,000.

     The Company and the Trustee previously executed the First Supplement that provides for the issuance of the Company's Investment Certificates, Series B (the "Series B Certificates") in accordance with the Indenture, as amended by the First Supplement.

     The Company desires to execute and deliver this Second Supplement, in accordance with the provisions of the Indenture, for the purpose of providing for the creation of a new series of Certificates, designating the series to be created and specifying the form and provisions of the Certificates of such series.

     The Board of Directors of the Company has established a new series of Certificates to be designated "Investment Certificates, Series B-1," not limited in aggregate principal amount, in such amounts as may be authorized for issuance from time to time by the Board of Directors of the Company. The Company has complied or will comply with all provisions required to issue additional Certificates under the Indenture. The Investment Certificates, Series B-1 are hereinafter referred to as the Series B-1 Certificates.

     All things necessary to make the Investment Certificates, Series B-1, when executed by the Company, authenticated by the Trustee, delivered as authorized by the Company and duly issued by the Company, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with their or its terms, have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENT WITNESSETH:

     For and in consideration of the premises and the purchase of the Series B-1 Certificates, by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Series B-1 Certificates, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. RELATION TO BASE INDENTURE. This Second Supplement is executed and shall be construed as an indenture supplemental to the Base Indenture and constitutes an integral part of the Base Indenture. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Base Indenture shall be applicable to the Series B-1 Certificates, to the same extent as if specifically set forth herein. In the event of inconsistencies between the Base Indenture and this Second Supplement with respect to the Series B-1 Certificates, the terms hereof shall govern.

     SECTION 1.02. DEFINITIONS AND MISCELLANEOUS. For all purposes of this Second Supplement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) Investment Certificates, Series B and Series B-1 shall be identical to each other in all relative rights, preferences and limitations, expect as expressly set forth herein and in the First Amendment.

          (b) Capitalized terms used herein without definition have the meanings specified in the Base Indenture.

          (c) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          (d) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Second Supplement.

          (e) The definition of "Outstanding" in the Based Indenture is replaced in its entirety with the definition of "Outstanding" provided herein.

          (f) The first paragraph of Section 5-2 of the Base Indenture is replaced in its entirety with Section 2.02(b) hereof.

          (g) The second paragraph of Section 11-7 of the Base Indenture is replaced in its entirety with Section 2.03 hereof.

     "INTEREST" means, with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity as set forth in the Certificate.

     "ISSUE PRICE" means, with respect to a Series B-1 Certificate, the initial issue price at which the Series B-1 Certificate is sold as set forth on the face of the Certificate.

     "ORIGINAL ISSUE DISCOUNT" means, with respect to a Series B-1 Certificate, the difference between the Issue Price and the Principal Amount at Maturity of the Series B-1 Certificate, accreting as set forth in the applicable Certificate.

     "ORIGINAL ISSUE DISCOUNT SECURITY" means any Series B-1 Certificate which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to
Section 5-2 of the Base Indenture, as amended by Section 2.02 hereof.

     "OUTSTANDING" when used with respect to Certificates, means, as of the date of determination, all Certificates therefor authenticated and delivered under this Indenture, except:

          (a)  Certificates theretofore cancelled by the Company;

          (b) Certificates for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates; provided that, if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Indenture; and

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculation required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5-2 of the Base Indenture, and (ii) Certificates owned by the Company or of any other obligor upon the Certificates or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates owned as provided in clause (ii) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company or any other obligor upon the Certificates or any Affiliate of the Company or of such other obligor.

     "PRINCIPAL AMOUNT AT MATURITY" means, with respect to any Series B-1 Certificate, the principal amount due at Maturity as set forth on the face of the Certificate.

                                   ARTICLE II

                                THE CERTIFICATES

     SECTION 2.01. TERMS OF SERIES B-1 CERTIFICATES.

          (a) There shall be hereby established a series of Certificates to be designated "Investment Certificates, Series B-1."

          (b) The aggregate Principal Amount at Maturity of Series B-1 Certificates, at any one time Outstanding shall not be limited and shall be payable as set forth on the applicable Series B-1 Certificate. The Series B-1 Certificates shall be issued in the maturities and denominations as determined by the Company and as set forth in the applicable Series B-1 Certificate.

          (c) The Series B-1 Certificates shall be issued with Original Issue Discount at an accretion rate determined by the Company and set forth in the applicable Series B-1 Certificate. The Series B- 1 Certificates shall accrue interest only as provided in the Series B-1 Certificate.

          (d) The maturities, the accretion rate of Original Issue Discount and minimum denominations of Series B-1 Certificates may be changed at any time by the Company, but no such change will affect any Series B-1 Certificates issued prior to such change.

          (e) Payment of the principal of and accreted Original Issue Discount, if any, on Series B-1 Certificates will be made at the office or agency of the Company maintained for that purpose in Spokane, Washington. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. In the event of the death of any registered owner of a Series B-1 Certificate any party entitled to receive some or all of the proceeds of such Series B-1 Certificate may elect to have his or her share of such Series B-1 Certificate prepaid under the terms set out in the form of the Series B-1 Certificates in Exhibit A hereto.

          (f) The Series B-1 Certificate shall be issued in the form of a Global Certificate, the form of which is included as Exhibit A hereto, and shall be executed by the Company and registered in the name of the Company or its nominee and authenticated by the Trustee. The Trustee shall, upon request by the Company, authenticate such amounts of Series B-1 Certificates as is authorized by the Board of Directors of the Company. Such authentication of the Global Certificate shall satisfy the authentication requirement of the Indenture with respect to the Series B-1 Certificates. The Company may amend and/or supplement the Global Certificate, and may increase and/or decrease the principal amount of the Global Certificate from time to time. The Trustee shall authenticate any endorsement to the Global Certificate to reflect such amendment, supplement, increase or decrease in accordance with instructions given by the Company. The Global Certificate, and any endorsements thereto shall be deposited with the Company.

          (g) The Series B-1 Certificates may be issued to investors in book entry form, without the issuance of individual certificates, and without the requirement for authentication by the Trustee of such book entry investments. Investors who hold Series B-1 Certificates in book entry form shall be considered to be Certificateholders and shall have all the rights and privileges of a Certificateholder pursuant to the Indenture, notwithstanding that record of their Series B-1 Certificate investment is represented in book entry form. The Company shall maintain accurate records of the individual holders of such Certificates. The Company shall promptly provide the Trustee with a listing of all book entry holders of the Series B-1 Certificates at such times and from time to time, and in such format as the Trustee may reasonably request.

          (h) With respect to the Global Certificate, the ownership of which shall be registered in the name of the Company or its nominee, except as otherwise provided in the Indenture as herein amended, the Trustee shall have no responsibility or obligation to any person for whom the Company or its nominee beneficially holds an interest in book entry form in the Global Certificate. Without limiting the generality of the foregoing, the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Company and its nominee with respect to the beneficial ownership interests of Certificateholders in the Global Certificate; (ii) the delivery to Certificateholders of any notice required to be given by the Company with respect to their book entry Certificates;
     (iii) the payment by the Company or its nominee to any Certificateholder, as shown on the books of the Company, of principal, accreted Original Issue Discount or interest with respect to an Investment Certificate; or (iv) any other action taken by the Company or its nominee as registered owner of the Global Certificate.

     SECTION 2.02. EVENTS OF DEFAULT.

          (a) "Event of Default," with respect to the Series B-1 Certificates, means any one of the events specified below in this Section 2.02 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of the principal of (or accretion of Original Issue Discount of) any Series B-1 Certificate, at its Maturity or upon acceleration or otherwise; or

               (ii) default in the performance, or breach, of any covenant or warranty of the Company with respect to Series B-1 Certificates, in the Indenture or this Second Supplement (other than a covenant or warranty a default in whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least l0% in principal amount of the Outstanding Series B-1 Certificates, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (iii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or an insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any Federal bankruptcy laws or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) the institution by the Company of proceedings to be adjudicated a bankrupt or an insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Federal bankruptcy laws or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          (b) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding Series B-1 Certificates may declare all the Series B-1 Certificates to be immediately due and payable at the Issue Price plus the Original Issue Discount accreted up to the date of default, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Series B-1 Certificates), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

     SECTION 2.03. CERTIFICATES PAYABLE ON REDEMPTION DATE. If the principal amount of any Class B-1 Certificate surrendered for redemption shall not be so repaid upon surrender thereof, such principal amount (together with Original Issue Discount, if any, thereon accreted to such Redemption Date) shall, until paid, continue to accrete at the accretion rate set forth in such Class B-1 Certificate until its Maturity and shall thereafter bear interest at a rate set forth in the Certificate.

     SECTION 2.04. RIGHT OF REDEMPTION. Notwithstanding anything to the contrary contained in the Indenture or this Second Supplement, the Series B-1 Certificates are not redeemable prior to Maturity; the Company may, however, pay principal and accreted Original Issue Discount on such Certificates either upon mutual agreement between the Holders of a Series B-1 Certificate, and the Company or as provided in the Base Indenture or this Second Supplement in the event of the death of any registered owner or any registered joint owner without such payment constituting a redemption.

                                  ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.01. REGULATION OF INTEREST RATES. The Company hereby agrees that it will actively resist any attempts to claim and will not voluntarily claim, the benefit of any interest rate regulation law against any Certificateholder.

     SECTION 3.02. AMENDMENT REQUIRING CONSENT OF CERTIFICATEHOLDERS. Without the consent of the Holders of each Outstanding Series B-1 Certificate affected thereby, the Company and the Trustee shall not, by supplemental indenture or otherwise, reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5-2 of the Base Indenture or the amount thereof provable in bankruptcy pursuant to Section 5-4 of the Base Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.


                                       SUMMIT SECURITIES, INC.



                                       By /s/ Tom Turner
                                         ----------------------------------
                                       Name Tom Turner
                                           --------------------------------
                                       Title President
                                            -------------------------------


(Corporate Seal)

Attest:

By /s/ Michael Agostinelli
  ----------------------------------
Name Michael Agostinelli
    --------------------------------
Title General Counsel
     -------------------------------




                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee


                                       By /s/ Sherrie L. Pantle
                                         ----------------------------------
                                       Name Sherrie L. Pantle
                                           --------------------------------
                                       Title Vice President
                                            -------------------------------


(Corporate Seal)

Attest:


By /s/ Carolyn Whalen
  ----------------------------------
Name Carolyn Whalen
    --------------------------------
Title Assistant Vice President
     -------------------------------

STATE OF WASHINGTON           )
                              )  ss.
COUNTY OF SPOKANE             )


     On this 27th day of February, 2001, before me personally appeared Tom Turner, to me known to be the President of Summit Securities, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       /s/ Larraine Tuttle
(SEAL)                                 -------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Spokane

STATE OF WASHINGTON           )
                              )  ss.
COUNTY OF SEATTLE             )



     On this 28th day of February, 2001, before me personally appeared Sherrie L. Pantle, to me known to be the Vice President of U.S. Bank Trust National Association, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       /s/  Glendly Yuen
(SEAL)                                 -------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Seattle

                                    EXHIBIT A

                        [FORM OF SERIES B-1 CERTIFICATES]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT. THE ISSUE DATE IS __________, 20__

                             SUMMIT SECURITIES, INC.
                 601 W. First Avenue, Spokane, Washington 99201
                       Investment Certificate, Series B-1


Issued To
                              ------------------------------------------
Issue Price
                              ------------------------------------------
Original Issue Discount
                              ------------------------------------------
Principal Amount at Maturity
                              ------------------------------------------
Issue Date
                              ------------------------------------------
Maturity Date
                              ------------------------------------------
Annual Accretion Rate
                              ------------------------------------------
Certificate Number
                              ------------------------------------------


     THE CERTIFICATE

     This is a duly authorized Certificate of Summit Securities, Inc. ("Summit"). This Certificate is issued under an Indenture dated as of November 15, 1990 and a Second Supplemental Indenture dated as of February __, 2001 (Collectively, the "Indenture") between Summit and U.S. Bank Trust National Association as Trustee (the "Trustee"). The Indenture permits Summit to issue an unlimited amount of Certificates, the terms of which may vary according to series. This Certificate is of the series stated above; that series is limited in aggregate principal amount as stated in the Indenture (or supplemental indentures). The Indenture (and supplemental indentures) contains statements of the rights of the Certificateholders, Summit and the Trustee and provisions concerning authentication and delivery of the Certificates. Definitions of certain terms used in this Certificate are also found in the Indenture (and supplemental indentures).

     PAYMENT OF PRINCIPAL AMOUNT AT MATURITY

     For value received, Summit promises to pay the Principal Amount at Maturity of this Certificate at the Maturity Date stated above. Payment will be made to the Person to whom this Certificate is issued, or registered assigns.

     PAYMENT OF INTEREST

     This Certificate shall not bear interest, except as specified in this paragraph. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration or otherwise), then the overdue amount shall, to the extent permitted by law, bear interest at a rate of __% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for.

     Summit will pay interest to the Person in whose name this Certificate (or one or more Predecessor Certificates) is registered on the books of Summit, or registered assigns.

     PAYMENT PRIOR TO MATURITY

     Upon payment of this Certificate prior to Maturity pursuant to the terms of the Indenture specified in the Indenture, the Holder is entitle to payment in an amount equal to the Issue Price plus accreted Original Issue Discount. Original Issue Discount shall accrete from the date of issuance of the Certificate until the date of determination at the rate specified on the cover page of this Certificate, compounded semi-annually.

     PREPAYMENT ON DEATH

     In the event of a Certificateholder's death, any Person entitled to receive some or all of the proceeds of this Certificate may elect to have his or her Certificate prepaid in full, in an amount that is equal to the Issue Price plus the accreted Original Issue Discount, payable in five consecutive equal monthly installments. Original Issue Discount will continue to accrete at the accretion rate specified on the cover page hereof on the declining principal balance of that Certificate. Any request for prepayment must be made in writing to Summit. The request must be accompanied by the Certificate and evidence, satisfactory to Summit, of the Certificateholder's death. Before Summit prepays the Certificate, it may require additional documents or other material it considers necessary to establish the Persons entitled to receive some or all of the proceeds of the Certificate. Summit may also require proof of other facts relevant to its obligation to prepay the Certificate in the event of death.

     MISCELLANEOUS

     The provisions on the reverse are part of this Certificate.

     This Certificate is not entitled to any benefit under the Indenture nor is this Certificate valid or obligatory for any purpose unless the certificate of authentication below has been executed by the Trustee by manual signature.

     This Certificate is not insured by the United States government, the State of Idaho nor any agency thereof.

     IN WITNESS WHEREOF, Summit has caused this Certificate to be duly executed under its corporate seal.


                                       SUMMIT SECURITIES, INC.


(Corporate Seal)


Attest:                                By:
       -----------------------            ---------------------------
            Secretary or                    Chairman of the Board,
        Assistant Secretary               President or Vice President

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within- mentioned Indenture.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          ---------------------------
                                               Authorized Officer

             [FORM OF REVERSE OF INVESTMENT CERTIFICATE, SERIES B-1]

     TRANSFER AND EXCHANGE OF GLOBAL CERTIFICATE

     Transfer and exchange of this Global Certificate is conditioned by certain provisions in the Indenture, as amended. To effect a transfer, the registered owner must surrender this Certificate at the Company's office or agency in Spokane, Washington. This Certificate must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the Company. Upon transfer, one or more new Certificates of the same series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. Prior to due presentment for registration of transfer, the Company, the Trustee or any of their agents may treat any Person in whose name this Certificate is registered as the owner of this Certificate, regardless of notice to the contrary or whether this Certificate might be overdue.

     This Global Certificate is issuable only as a registered Certificate; it does not bear coupons. As provided in the Indenture, this Global Certificate is exchangeable for other Global Certificates of the same series of authorized denominations with the same aggregate principal amount. To effect an exchange, the registered owner must surrender this Certificate at the Company's office or agency in Spokane, Washington. The Certificate must be duly endorsed or accompanied by a written instrument of exchange satisfactory to the Company.

     No service charge will be made for a transfer or exchange, but Summit may require payment of a sum sufficient to cover any governmental charge payable in connection with such transaction.

     AMENDMENT OF THE INDENTURE; WAIVER OF RIGHTS

     With certain exceptions, the Indenture may be amended, the obligations and rights of Summit may be modified and the rights of the Certificateholders may be modified by Summit at any time with the consent of the Holders of 66-2/3% in aggregate principal amount of the Certificates at the time Outstanding. The Indenture allows the Holders of specified percentages in aggregate principal amount of the Certificates of a particular series to waive compliance by Summit with certain Indenture provisions and to waive past defaults and their consequences on behalf of all the Holders of Certificates of that series. Any such consent or waiver by the Holder of this Certificate will be binding upon that Holder. The consent or waiver will also be binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer of, or in exchange for or in lieu of this Certificate, whether or not that consent or waiver is noted upon the Certificate.

     EVENTS OF DEFAULT

     If an Event of Default occurs, the Issue Price and the accreted Original Issue Discount of all the Certificates may be declared due and payable as provided in the Indenture.

     FORM OF PAYMENT

     Payment on the Certificates will be made at the office or agency of Summit maintained for that purpose in Spokane, Washington. Payment will be made in coin or currency of the United States of America that is legal tender for payment of public and private debts at the time of payment.

     BUSINESS DAYS

     Whenever any Interest Payment Date, the Stated Maturity of this Certificate or any date on which any Defaulted Interest is proposed to be paid is not a Business Day, the appropriate payment or compounding of interest, accretion of Original Issue Discount or principal may be made on the next succeeding Business Day without accrual of additional interest or accretion of additional Original Issue Discount.

     CERTAIN DEFINITIONS

     Summit is an Idaho corporation. The terms "Summit" and "Company" include any successor corporation under the Indenture. The term "Trustee" includes any successor trustee under the Indenture.